Exhibit 10.2

Exhibit B

Reimbursement Agreement – Tianwei

As of October 12, 2011

Hoku Corporation
1288 Ala Moana Blvd., Suite 220
Honolulu, Hawaii 96814
Attention: Chief Executive Officer

Re:           Financing Costs Reimbursement

Ladies and Gentlemen:

Reference is made to the Credit Agreement (the “Credit Agreement”) dated as of the date hereof  among Hoku Corporation, as a borrower (“Hoku”), Hoku Materials, Inc., as a borrower, and Bank of China, New York Branch, as lender (the “Lender”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

As an inducement and condition to the Lender’s willingness to provide a term credit facility in an aggregate principal amount of up to $22,110,000 to Hoku on the terms and conditions set forth in the Credit Agreement, Hoku has requested its parent company, Tianwei New Energy Holdings Co., Ltd. (“Tianwei”), and Tianwei has agreed, to procure one or more standby letters of credit (the “Letters of Credit”) in favor of the Lender to secure Hoku’s obligations to the Lender pursuant to the Credit Agreement.

In consideration of Tianwei’s procuring the Letters of Credit, Hoku agrees to reimburse Tianwei for all interest, fees and expenses incurred by Tianwei pursuant to the Letters of Credit and all other interest, fees and expenses (including reasonable counsel fees) incurred by Tianwei in connection with the negotiation, execution or performance of the Letters of Credit (collectively, the “Reimbursement Obligations”), by promptly paying all amounts of the Reimbursement Obligations requested by Tianwei in immediately available funds to the bank account specified by Tianwei.

This letter agreement will become effective upon the execution and delivery hereof.  This letter agreement constitutes the entire agreement between the parties with respect to the subject matter of hereof.

This letter agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Very truly yours,

TIANWEI NEW ENERGY HOLDINGS CO., LTD.
By:	/s/ Zhengfei Gao
	Name:	Zhengfei Gao
	Title:	General Manager

Agreed and accepted:

HOKU CORPORATION
By:	/s/ Scott B. Paul
	Name:	Scott B. Paul
	Title:	Chief Executive Officer